Grant Thornton
Grant Thornton LLP
Chartcrcd Accountants
Management Consultants
Canadian Member of
Grant Thornton International

February 4,2003

British Columbia Securities Commission
9 Floor - 701 West Georgia Street
VANCOUVER, BC
V7Y 1L2

46-16010

Dear Sirs:

Rc: Lucky 1 Enterprises Inc.

We acknowledge receipt of the Notice of Change of Auditors from the above company dated February 4, 2003 which advised of the resignation of Grant Thornton
LLP and the appointment of  SmytheRatcliffe.

As predecessor auditors, we advise that we agree with the information contained in the Notice based on our knowledge of the information at the present time.

Yours very truly,

CHARTERED ACCOUNTANTS
Mervyn E. Louis, CA, Partncr

Cc Bedo Kalpakian, Lucky 1 Enterprises Inc.
SmytheRatcliffe, Chartered Accountants

P.O. Box 11 177. Royal Ccntre
Suite 2800
1055 Wesl Georgia Street
Vancouver. BC V6E 4N3
T  (604) 687-2711
F(604)685-6569
E Vancower@GranlThomlon.ca
W www.GrantThornton.ca


Canadian Member d Grant Thorton International